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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Ultimate Electronics, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

        This Schedule 14A is being filed solely to submit a corrected proxy card reflecting the nominees for the election of directors in proposal one as David J. Workman, Randall F. Bellows and Larry D. Strutton together with a copy of the cover letter being transmitted to stockholders.

Ultimate Electronics, Inc.
321 West 84th Avenue, Suite A
Thornton, Colorado 80260

May 23, 2002

To Our Stockholders:

        We recently sent to you a Notice of the Annual Meeting of Stockholders and a Proxy Statement along with a proxy card for use in casting your vote for the proposals being presented at the Ultimate Electronics, Inc. 2002 Annual Meeting of Stockholders to be held on Tuesday, June 18, 2002. After mailing those materials to you, we discovered that the proxy card you received contained a printing error. In proposal one, the election of directors, the three individuals listed should have been the nominees for Class II directors, David J. Workman, Randall F. Bellows and Larry D. Strutton, as discussed in the Proxy Statement. On the card you received, Mr. Bellows was not listed and in his place we listed Robert W. Beale, who is a Class I director whose term in office as a director expires in 2004. We have therefore enclosed a corrected proxy card that properly lists David J. Workman, Randall F. Bellows and Larry D. Strutton as the directors standing for election at the 2002 Annual Meeting.

        Whether or not you have previously completed and returned a proxy card, please sign, date and return the enclosed CORRECTED PROXY CARD. Your return of a properly executed CORRECTED PROXY CARD will supercede any proxy card you previously submitted. Please note that, as discussed in greater detail in the Proxy Statement, if no instructions are indicated, the proxies will be voted FOR the approval of the election of the three nominees as directors of the Company, FOR the approval of the amendment to the Amended and Restated 2000 Equity Incentive Plan and FOR the ratification of the appointment of Ernst & Young LLP.

        If you have any questions or concerns regarding the CORRECTED PROXY CARD, please do not hesitate to call me at 303-412-2525. We appreciate your attention to this matter.

Sincerely,

Alan E. Kessock, Secretary

ULTIMATE ELECTRONICS, INC.
Annual Meeting of Stockholders
June 18, 2002
8:30 a.m.
Ultimate Electronics, Inc.
321 West 84th Avenue, Suite A
Thornton, Colorado 80260

Ultimate Electronics, Inc. 321 West 84th Avenue, Suite A, Thornton, Colorado 80260	CORRECTED PROXY CARD

This proxy is being solicited by the Board of Directors for use at the Annual Meeting to be held at 8:30 a.m., Mountain Daylight Time, on June 18, 2002, at the Company's corporate office.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Proposals One, Two, Three and Four.

By signing the proxy, you revoke all prior proxies and appoint William J. Pearse, J. Edward McEntire, and Alan E. Kessock, or any of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters that may come before the Annual Meeting and all adjournments or postponements thereof, with all powers you would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said proxy.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

SEE REVERSE SIDE FOR THE PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

See Reverse Side—Continued and to be Signed on Reverse Side

Please detach here

The Board of Directors Recommends a Vote "FOR" Proposals One, Two, Three and Four.

1.	Election of Directors:	01 David J. Workman 02 Randall F. Bellows 03 Larry D. Strutton	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Amendment of the Amended and Restated 2000 Equity Incentive Plan	☐	For	☐	Against	☐	Abstain
3.	Ratification of appointment of Ernst & Young LLP as independent auditors	☐	For	☐	Against	☐	Abstain
4.	Such other business as may properly come before the meeting or any postponement or adjournment thereof	☐	For	☐	Against	☐	Abstain
MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW ☐	Dated:	, 2002

Signature(s) in Box (if there are co-owners both must sign)

This proxy should be dated and signed by the stockholder or his attorney authorized in writing or in any other manner permitted by law. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or authorized officer. If a partnership, please sign in partnership name by an authorized person.

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EXPLANATORY NOTE